EXHIBIT A

Joint Filing Statement

We, the undersigned, hereby express our agreement that the attached Schedule 13G is filed on behalf of each of us.

Date: February 14, 2017

By:	/s/ Harvey B. Cash by Karen A. Wilson, Power of Attorney	INTERWEST PARTNERS VIII, LP
Name:	Harvey B. Cash	By:	InterWest Management Partners VIII, LLC its General Partner

By:	/s/ Philip T. Gianos	By:	/s/ Arnold L. Oronsky
Name:	Philip T. Gianos		Managing Director

By:	/s/ W. Stephen Holmes by Karen A. Wilson, Power of Attorney	INTERWEST INVESTORS VIII, LP
Name:	W. Stephen Holmes	By:	InterWest Management Partners VIII, LLC its General Partner
By:	/s/ Gilbert H. Kliman
Name:	Gilbert H. Kliman	By:	/s/ Arnold L. Oronsky
Managing Director
By:	/s/ Arnold L. Oronsky
Name:	Arnold L. Oronsky	INTERWEST INVESTORS Q VIII, LP
		By:	InterWest Management Partners VIII, LLC
its General Partner

		By:	/s/ Arnold L. Oronsky
Managing Director

INTERWEST MANAGEMENT PARTNERS VIII, LLC

		By:	/s/ Arnold L. Oronsky
Managing Director

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